EMPLOYMENT AGREEMENT


         The effective date of this Agreement by and between TOPTEAM, INC., a Delaware corporation (the "Company"), and BRIAN P. BURNS, JR. (the "Officer") shall be January 1, 2000.


                                   WITNESSETH:


         WHEREAS, the Company desires to employ Officer, and Officer desires to accept such employment with the Company upon the terms and conditions set forth herein,

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Company and the Officer agree as follows:


                                    AGREEMENT


1.   EMPLOYMENT AND DUTIES.

         The Company hereby employs officer as Secretary and Officer hereby accepts part time employment by the Company upon the terms and conditions set forth herein, with the authority and responsibilities customarily afforded the Secretary of a company. Officer shall faithfully and diligently the duties of the Secretary of the Company in accordance with the Company's bylaws . Officer shall devote approximately 30% of his time, energy, and skill to the business of the Company and to the promotion of the Company's best interests, except for vacations, and absences made necessary because of illness. Officer shall report directly to the Chairman of the Board of Directors. The primary place of employment shall be at the Company's principal offices in the Silicon Valley area of California.


2.   TERM.

         The term of this Agreement shall commence as of the effective at the closing of the Top Team Merger, and shall expire five (5) years hence, unless sooner terminated as hereinafter set forth (the "Term"). Company will advise Officer of its intent to renew one (1) month before term lapses

3.   COMPENSATION.

         Subject to the provisions of Paragraphs 4 and 5 of this Agreement, the Company shall pay Officer for all services to be performed by Officer during the Term of this Agreement the following compensation:

     A. BASE SALARY. The Company shall pay Officer a fixed salary at the rate of $36,000 per annum, payable in periodic payments in accordance with the Company's practices for other executive, managerial, and supervisory employees, as such practices may be determined from time to time. The Company's Board of Directors will review such fixed salary annually and, in its discretion, may grant increases thereof based upon Officer's performance;

     B. WITHHOLDING. All such payments will be subject to such deductions as may be required to be made pursuant to law, government regulations, or order, or by agreement with, or consent of, the Officer;

     C. STOCK OPTIONS. On the effective date, the Company shall grant Officer an option to purchase a total of 40,000 shares of common stock of the Company at an exercise price of $7.50 per share with 8,000 shares being immediately exercisable and the remaining amounts becoming exercisable in four (4) equal annual installment amounts on the anniversary date of this Agreement. In the event of a Change of Control as the term is defined herein or an Involuntary Termination, all of Officer's unvested options will accelerate and become immediately exercisable; and

     D. BUSINESS EXPENSES. The Company agrees that during the term of this Agreement Officer shall be entitled to reimbursement by the Company for all reasonable expenses actually and necessarily incurred by Officer on the Company's behalf in the course of Officer's employment hereunder, for which Officer shall submit vouchers in a form satisfactory to the Company and which are approved by the Company in its sole discretion; and

4.   TERMINATION.

     A.  Officer's employment with the Company may  be terminated as follows:

         1.  Termination for Cause, which means

                (a) Officer willfully and unreasonably refuses to perform
                    services hereunder,

                (b) Officer materially breaches Paragraph 6 of this Agreement,
                    or

                (c) Officer engages in acts of dishonesty or fraud in connection with the services performed hereunder, including reporting misleading or untrue information to the Board, or

                (d) Officer engages in gross misconduct of such a nature that the continued employment of Officer may, in the reasonable discretion of the Company, be expected to adversely affect the business or properties of the Company, including acts which violate securities laws, misrepresentation of material facts to the Board or the shareholders, or criminal acts or

                (e) Officer engages in a related business which represents a conflict of interest with the company ,or

                (f) Officer breaches his confidentiality agreement.

         2. Involuntary Termination, which is defined as termination by the Company of Officer's employment, other than in a Termination for Cause or a Voluntary Termination and including a termination by Officer for Good Reason; or

         3. Voluntary Termination, which means termination by Officer of Officer's employment by the Company.

     B. TERMINATION PAYMENTS. In the event of Officer's termination, severance payments ("Severance Amount Payments") shall be made as follows:

         1. Termination for Cause Payment. If Officer's employment with the Company is Terminated for Cause, or due to death, disability, or retirement on or after age 65, any portion of the fixed salary pursuant to subparagraph 4 which is earned but unpaid as of the date of death or retirement shall be paid to Officer, or a designated beneficiary in the event of Officer's death, or if none to Officer's then living spouse, or if none, to the duly appointed personal representative of Officer's estate. If the Company determines that a reason constituting cause for termination under clauses 4A1(a)-(f) has occurred, Company shall give Officer written notice thereof at least 30 days prior to the proposed date of termination of employment. If Officer shall take the necessary steps to remedy the condition constituting cause within 10 days after the receipt of such notice, then a reason for termination for cause shall be deemed not to have occurred. If Officer shall not remedy the condition constituting cause within such time period, then Termination for Cause shall occur on the date set forth in the notice from the Company.

         2. Involuntary Termination Payment. In the event of an Involuntary Termination during the term of Officer's employment hereunder, the Company shall pay the Officer the Compensation set forth in Paragraph 3(a) for the duration of the Term, prorata share of the annual cash bonus earned and severance compensation equal to the current base salary in effect multiplied by 2.5. Executive's unvested stock options and restricted stock will accelerate and become immediately exercisable and vested.

         3. Voluntary Termination Payment. In the event of Voluntary Termination during the term of Officer's employment hereunder, Officer shall immediately be paid all accrued salary and accrued vacation pay, up to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

         4. Change of Control Payment. In the event of a Change of Control, the Company shall pay to the executive as severance pay in lieu of any further salary an amount equal to the product of the annual base salary in effect as of the Change of Control multiplied by 2.5. Executive's unvested stock options and restricted stock will accelerate and become immediately exercisable and vested.

     C. DEFINITIONS. All the terms defined in this paragraph 4 shall have the meanings given below throughout this Agreement:

         1. an "AFFILIATE" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, the Company;

         2.  a "CHANGE OF CONTROL" shall be deemed to have occurred if:

                a) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 662/3 percent or more of the combined voting power of the Company's then outstanding voting securities; or

                b) the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

         3.  a "GOOD REASON" shall mean:

                a) without written consent the assignment of Officer to any duties inconsistent with, or any adverse change in, Officer's titles or positions, duties, responsibilities or status with the Company, or the removal of Officer from, or failure to reelect Officer to, any of such positions except in connection with Termination for Cause, disability, retirement, or death; or

                b) the failure of the Company to provide support, information, assistance and staffing reasonably appropriate for Officer to carry out Officer's duties or to achieve the performance goals set by the company; or

                c) any other material breach by the Company of this Agreement which is not cured within thirty (30) days of notice thereof by the Officer to the Company; or

     D. GOLDEN PARACHUTE PAYMENT REDUCTION. It is the intention of the parties that the Severance Amount Payments under this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulation thereunder. If the independent accountants acting as auditors of the Company on the date of a Change of Control (or another accounting firm designated by them) determine that the Severance Amount Payments under this Agreement may constitute "excess parachute payments", the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments". The determination shall take into account (i) whether the payments are "parachute payments" under Section 280G and, if so, (ii) the amount of payments under this agreement that constitutes reasonable compensation under Section 280G. Nothing contained in this Agreement shall prevent the Company after a Change of Control from agreeing to pay the Officer compensation or benefits in excess of those provided in this Agreement.1.

5.   DISABILITY.

         In the event that Officer is permanently disabled so as to be unable to fully perform the services required hereunder, Officer's obligation to perform such services will terminate and the Company may terminate this Agreement upon five day's written notice to Officer. In the event of such termination, Officer's fixed salary as defined in Paragraph 3A hereof shall continue during the then remaining Term of the Agreement, reduced by any payments received by Officer during such term under a long-term disability plan or policy maintained by the Company. The Company shall have sole discretion, based on competent medical advice, to determine whether Officer is and continues to be permanently disabled for purposes of this Paragraph.


6.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

         Officer acknowledges that the Company may disclose certain confidential information to Officer during the term of this Agreement to enable Officer to perform the duties required hereunder. Officer hereby covenants and agrees that he will not, without the prior written consent of the Company, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Company. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, the Company's financial information, plans, or any other information of whatever nature in the possession or control of the Company which has not been published or disclosed to the general public, or which gives to the

Company an opportunity to obtain an advantage over competitors who do not know of or use it. Officer further agrees that if Officer's employment hereunder is terminated for any reason, he will leave with the Company and will not take originals or copies of any and all records, papers, programs, computer software, and documents and all matter of whatever nature that bears secret or confidential information of the Company.

         The foregoing paragraph shall not be applicable if and to extent Officer is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge. Officer agrees promptly to reduce to writing and to disclose and assign, and hereby does assign, to the Company, its parent, subsidiary, successors, assigns, and nominees, all inventions, discoveries, improvements, copyrightable material, trademarks, programs, computer software, and ideas concerning the same, capable of use in connection with the business of the Company, which Officer may make or conceive, either solely or jointly with others, during the period of Employment by the Company, its parent, subsidiaries, or successors.

         Officer agrees, without charge to the Company and at the Company's expense, to execute, acknowledge, and deliver to the Company all such papers, including applications for patents, applications for copyright and trademark registrations, and assignments thereof, as may be necessary, and at all times to assist the Company, its parent, subsidiaries, successors, assigns, and nominees in every proper way to patent or register said programs, computer software, ideas, inventions, discoveries, improvements, copyrightable material, or trademarks in any and all countries and to vest title thereto in the Company, its parent, subsidiaries, successors, assigns, or nominees. Officer will promptly report to the company all discoveries, inventions, or improvements of whatever nature conceived or made by Officer at any time he was employed by the Company, its parent, subsidiaries, or successors. All such discoveries, inventions, and improvements which are applicable in any way to the Company's business shall be the sole and exclusive property of the Company. The covenants set forth in this paragraph which are made by Officer are in consideration of the employment or continuing employment of, and the compensation paid to, Officer during employment by the Company. The foregoing covenants will not prohibit Officer from disclosing confidential or other information to other employees of the Company or to third parties to the extent that such disclosure is necessary to the performance of the duties required under this Agreement. Any breach of this covenant of nondisclosure will result in the forfeiture by Officer and all other persons of any and all rights to severance pay and supplemental pension benefits unpaid at the time of breach and in such event the Company shall have no further obligation to pay any amount related thereto.

7.   ADDITIONAL REMEDIES.

         Officer recognizes that irreparable injury will result to the Company and to its business and properties in the event of any breach by Officer of any of the provisions of Paragraphs 9 and 10 of this Agreement, and that Officer's continued employment is predicated on the commitments undertaken by Officer pursuant to said paragraphs. In the event of any breach of any of Officer's commitments pursuant to Paragraphs 8 and 9, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by Officer or by any person or persons acting for or with Officer in any capacity whatsoever.

8.   NONASSIGNMENT.

         This Agreement is personal to Officer and shall not be assigned by him. Officer shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. The Company may assign this Agreement without Officer's consent to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets or into or with which the Company is merged and consolidated.

9.   WAIVER.

         The waiver by the Company of a breach by Officer of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Officer.

10.  SEVERABILITY.

         If any clause, phrase, provision, or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remained of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

11.  BENEFIT.

         The provisions of this Agreement shall inure to the benefit of the Company, its successors, and assigns, and shall be binding upon the Company and Officer, its and his heirs, personal representatives, and successors, including without limitation Officer's estate and the executors, administrators, or trustees of such estate.

12.  RELEVANT LAW.

         This Agreement shall be construed and enforced in accordance with the laws of the State of California.

13.  NOTICES.

         All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

(a)      if to the Company:                     (b)      if to the Officer:

-------------------------------------------------------------------------------
eMarketplace, Inc.                               c/o eMarketplace, Inc.
-------------------------------------------------------------------------------
255 West Julian Street                           255 West Julian Street
-------------------------------------------------------------------------------
Suite 100                                        Suite 100
-------------------------------------------------------------------------------
San Jose, CA 95110                               San Jose, CA 95110
-------------------------------------------------------------------------------
Facsimile (408) 275-1958                         Facsimile (408) 275-1958
-------------------------------------------------------------------------------


14.  ENTIRE AGREEMENT.

         This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of the Company and Employee.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


Employer:   TOPTEAM, INC.                   Employee:        BRIAN P. BURNS, JR.

By:      _________________                  By:          /s/ BRIAN P. BURNS, JR.

Officer: _________________

Date:    _________________                  Date:            _________________